Exhibit 10.1
VNUS MEDICAL TECHNOLOGIES, INC.
AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND
RESTRICTED STOCK UNIT AWARD AGREEMENT
     VNUS Medical Technologies, Inc. (the “Company”), pursuant to the VNUS Medical Technologies, Inc. Amended and Restated 2000 Equity Incentive Plan (the “Plan”), hereby grants to the holder listed below (“Holder”), the number of Restricted Stock Units set forth below (the “Restricted Stock Units”). The Restricted Stock Units are subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Unit Agreement.

Holder:

Grant Date:

Total Number of
Restricted Stock Units:

Vesting Schedule:	The Restricted Stock Units shall vest in a series of ___ installments upon your completion of each ___of continuous service to the Company as a Service Provider over the ___-year period measured from the Grant Date. In no event shall any additional Restricted Stock Units vest following the date you cease to remain a Service Provider for any reason.

Distribution Schedule:	The Restricted Stock Units shall be distributable in accordance with Section 2.3 of the Restricted Stock Unit Agreement.
     By his or her signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Grant Notice. Holder has reviewed the Restricted Stock Unit Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Agreement and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Unit Agreement.

VNUS MEDICAL TECHNOLOGIES, INC.		HOLDER:

By:		By:

Print Name:		Print Name:

Title:		Address:

Address:	2200 Zanker Road, Suite F

San Jose, California 95131

EXHIBIT A
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE
RESTRICTED STOCK UNIT AWARD AGREEMENT
     Pursuant to the Restricted Stock Unit Award Grant Notice (“Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, VNUS Medical Technologies, Inc. (the “Company”) has granted to Holder the number of Restricted Stock Units under the VNUS Medical Technologies, Inc. Amended and Restated 2000 Equity Incentive Plan (the “Plan”) indicated in the Grant Notice.
ARTICLE I
GENERAL
     1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
     1.2 Incorporation of Terms of Plan. The Restricted Stock Units and the shares of Common Stock issuable with respect thereto are subject to the terms and conditions of the Plan, which are incorporated herein by reference.
ARTICLE II
GRANT, VESTING AND DISTRIBUTION OF RESTRICTED STOCK UNITS
     2.1 Grant of Restricted Stock Units. In consideration of Holder’s past and/or continued employment with or service to the Company or its Subsidiaries and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Holder an award of the number of Restricted Stock Units indicated in the Grant Notice, subject to all of the terms and conditions in the Plan and this Agreement. A Restricted Stock Unit shall represent the right to receive a share of Common Stock at the time the Restricted Stock Unit is available for distribution on a deferred basis in accordance with the terms and conditions of the Plan and this Agreement.
     2.2 Vesting of Restricted Stock Units. The Restricted Stock Units shall vest in accordance with the vesting schedule set forth in the Grant Notice. Unless and until the Restricted Stock Units have vested in accordance with the vesting schedule set forth in the Grant Notice, Holder will have no right to any distribution with respect to such Restricted Stock Units. In the event Holder’s continuous status as a Service Provider terminates prior to the vesting of all of the Restricted Stock Units, any Restricted Stock Units which remain unvested at such time will terminate automatically and be forfeited without further notice and at no cost to the Company.
     2.3 Distribution of Common Stock.
          (a) Subject to the terms and conditions of the Plan and this Agreement, the shares of Common Stock underlying the Restricted Stock Units shall be distributed to Holder (or in the event of Holder’s death, to his or her estate) on or before the thirtieth day following the date such Restricted Stock Units vest (each vesting occurrence, a “Distribution Event”).

          (b) All distributions shall be made by the Company in the form of whole shares of Common Stock (and cash in an amount equal to the value of any fractional Restricted Stock Unit, determined based on the Fair Market Value as of the distribution date).
          (c) Notwithstanding the foregoing, shares of Common Stock shall be issuable pursuant to a Restricted Stock Unit at such times and upon such events as are specified in this Agreement only to the extent issuance under such terms will not cause the Restricted Stock Units or the shares of Common Stock issuable pursuant to the Restricted Stock Units to be includible in the gross income of Holder under Section 409A of the Code prior to such times or the occurrence of such events, as permitted by the Code and the regulations and other guidance thereunder.
     2.4 Restrictions on Transfer. Unless otherwise permitted by the Administrator pursuant to the Plan, no Restricted Stock Units or shares of Common Stock issuable with respect thereto or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.
     2.5 Conditions to Issuance of Stock Certificates. The shares of Common Stock deliverable with respect to the Restricted Stock Units, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Common Stock with respect to the Restricted Stock Units prior to fulfillment of all of the following conditions:
          (a) The admission of such shares to listing on all stock exchanges on which such Common Stock is then listed;
          (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
          (d) The lapse of such reasonable period of time following the applicable Distribution Event as the Administrator may from time to time establish for reasons of administrative convenience; and
          (e) The receipt by the Company of full payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon issuance of such shares.
     2.6 Rights as Stockholder. Except as otherwise provided herein, Holder shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of

Common Stock issuable pursuant to the Restricted Stock Units unless and until such shares of Common Stock shall have been issued by the Company to Holder.
ARTICLE III
OTHER PROVISIONS
     3.1 Adjustment for Stock Split. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, appropriate adjustments shall be made in the Restricted Stock Units and/or the shares of Common Stock issuable with respect thereto, consistent with any adjustment under Section 16 of the Plan. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Restricted Stock Units and the shares of Common Stock issuable with respect thereto, to any and all shares of capital stock or other securities which may be issued in respect of, or in exchange for, in substitution of the Restricted Stock Units and the shares of Common Stock issuable with respect thereto, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.
     3.2 Taxes. Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment to the Company or any of its Subsidiaries in cash or deduction from other compensation payable to Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance of the Restricted Stock Units or distribution of shares of Common Stock with respect thereto. The Company shall not be obligated to deliver any new certificate representing shares of Common Stock issuable with respect to the Restricted Stock Units to Holder or his legal representative unless and until Holder or his legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Holder resulting from the grant or vesting of the Restricted Stock Units or the distribution of the shares of Common Stock issuable with respect thereto.
     3.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Restricted Stock Units and the shares of Common stock issuable with respect thereto and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
     3.4 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Holder, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Restricted Stock Units.

     3.5 Restrictive Legends and Stop-Transfer Orders.
          (a) Any share certificate(s) evidencing the shares of Common Stock issued hereunder shall be endorsed with any legend required by any applicable federal or state securities laws.
          (b) Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          (c) The Company shall not be required: (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement; or (ii) to treat as owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.
     3.6 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the address given beneath Holder’s signature on the Grant Notice. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
     3.7 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     3.8 Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware without regard to conflicts of laws thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
     3.9 Conformity to Securities Laws. Holder acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     3.10 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Holder and by a duly authorized representative of the Company.
     3.11 No Employment Rights. Nothing in the Plan or this Agreement shall confer upon Holder any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are expressly reserved, to discharge Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and Holder.
     3.12 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.
     3.13 Unfunded, Unsecured Obligations. The obligations of the Company under the Plan and this Agreement shall be unfunded and unsecured, and nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of segregation of the assets of the Company for the benefit of Holder or any other person. Holder shall have only the rights of a general, unsecured creditor of the Company with respect to the Restricted Stock Units, unless and until shares of Common Stock shall be distributed to Holder under the terms and conditions of this Agreement.